Exhibit 4.1.3

Execution Copy

COLLATERAL ACCOUNT CONTROL AGREEMENT

          COLLATERAL ACCOUNT CONTROL AGREEMENT (as amended, restated or otherwise modified from time to time, the “Agreement”) dated as of June 30, 2006 among VCP OVERSEAS HOLDING KFT. and VCP OVERSEAS HOLDING LTD BUDAPEST, BAAR BRANCH, (collectively, “VCP”), and LASALLE BANK NATIONAL ASSOCIATION, as the Collateral Agent pursuant to the Export Prepayment Agreement and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and, as the securities intermediary and depositary bank hereunder (the “Intermediary”).

W I T N E S S E T H:

          WHEREAS, VCP Overseas Holding Kft., as Borrower, Votorantim Celulose e Papel S.A., as Guarantor, VCP Overseas Holding Ltd Budapest, Baar Branch, as Importer, the Lenders party thereto, ABN AMRO Bank N.V., as the Administrative Agent, and the Collateral Agent are parties to an Export Prepayment Agreement dated as of the date hereof (as amended restated or otherwise modified from time to time, the “Export Prepayment Agreement”), pursuant to which the Borrower has agreed to establish with the Intermediary the Collateral Account (as defined in the Security Agreement);

          WHEREAS, pursuant to Section 2.1 of the Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Security Agreement”), among VCP Overseas Holding Kft., Votorantim Celulose e Papel S.A, VCP Overseas Holding Ltd Budapest, Baar Branch and the Collateral Agent, such parties granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of its rights, title and interest in, to and under the Collateral Account and in all “financial assets” (within the meaning of Section 8-102 of the UCC) and other property from time to time credited thereto or carried therein and all security entitlements (within the meaning of Section 8-102 of the UCC) with respect thereto; and

          WHEREAS, VCP and the Collateral Agent wish to provide for the perfection under the UCC of the security interest in the Collateral Account created pursuant to the Security Agreement in accordance with the terms of this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Definitions. Unless otherwise stated herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Security Agreement. In addition, the interpretative provisions of Section 1.1 of the Security Agreement are hereby included by reference as if they were set forth herein mutatis mutandi.

          SECTION 2. Establishment of Collateral Account. (a) The Intermediary confirms, represents and warrants that: (i) the Collateral Securities Account (account number 431573.4) has been established and maintained on the Intermediary’s books and records at the principal office of the Intermediary in Chicago, Illinois, (ii) the Intermediary is a “securities intermediary” (within the meaning of Section 8-102 of the UCC), (iii) the Collateral Securities Account will be a “securities account” (within the meaning of Section 8-501 of the UCC) to which “financial assets” (within the meaning of Section 8-102 of the UCC) are or may be credited and the Intermediary agrees to treat VCP as entitled to exercise the rights that comprise the “financial assets” credited thereto, (iv) VCP will be the sole “entitlement holder” (within the meaning of Section 8-102 of the UCC) of the Collateral Securities Account and is identified as such in the records of the Intermediary and (v) all property delivered to the Intermediary pursuant to the Loan Documents for credit thereto shall be promptly credited (by book entry of otherwise) to the Collateral Securities Account.

          (b) The Intermediary confirms, represents and warrants that: (i) the Collateral Deposit Account (account number 431573.5) has been established and is maintained on the Intermediary’s books and records at the principal corporate trust office of the Intermediary in Chicago, Illinois, (ii) the Intermediary is a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), (iii) the Collateral Deposit Account is a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), (iv) VCP is the sole “customer” (within the meaning of Section 4-104(1)(e) of the UCC) of the Intermediary and is identified as such in the records of the Intermediary and (v) all cash or funds delivered to the Intermediary pursuant to the Loan Documents for credit thereto shall be promptly credited (by book entry of otherwise) to the Collateral Deposit Account, and if invested in Permitted Investments such Permitted Investments will be deposited into the Collateral Securities Account.

          SECTION 3. Financial Assets Election. Each of the parties hereto agrees that each item of property (whether any security, instrument, obligation, share, participation, interest or other property whatsoever but excluding cash) at any time in the Collateral Securities Account shall be treated as a “financial asset” (within the meaning of Section 8-102 of the UCC).

          SECTION 4. Duties and Liabilities of the Intermediary Generally. (a) The Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, the Export Prepayment Agreement or as required of a securities intermediary or bank pursuant to Articles 8 and 9 of the UCC.

          (b) The rights, benefits, protections and immunities provided to the Collateral Agent in the Export Prepayment Agreement are incorporated herein and shall extend to the Intermediary.

          SECTION 5. Entitlement Orders and Instructions. VCP agrees that the Intermediary may, and the Intermediary agrees that it shall, comply with entitlement orders originated by the Collateral Agent and relating to the Collateral Securities Account, without further consent by VCP or any other Person.  VCP agrees that the Intermediary may, and the Intermediary agrees that it shall, comply with instructions originated by the Collateral Agent directing disposition of funds in the Collateral Deposit Account, without further consent by VCP or any other Person.  The Intermediary shall have no obligation to act, and shall be fully protected in refraining from acting, in respect of the financial assets or funds, as applicable, credited to the Collateral Account, in the absence of any such entitlement order or instruction, as applicable.

          SECTION 6. Subordination of Lien; Waiver of Set-Off.  If the Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account or any security entitlement in respect of financial assets carried therein or funds deposited therein, as applicable, then the Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent (on behalf of the Secured Parties) under the Security Agreement, and agrees that the financial assets standing to the credit thereof shall not be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Collateral Agent (except for the face amount of any checks that have been credited thereto and funds on deposit therein but are subsequently returned unpaid because of uncollected or insufficient funds); provided that the Intermediary may set off from the Collateral Account all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of such account. Notwithstanding anything herein to the contrary, the Intermediary shall have a lien senior to that of the Collateral Agent for any and all amounts required for the payment of the purchase price of a financial asset, which purchase has been placed but not yet cleared or settled.

          SECTION 7. Representations, Warranties and Covenants of the Intermediary. The Intermediary agrees with and, as of the date hereof, represents and warrants to the Collateral Agent as follows:

          (a) The Collateral Securities Account and the Collateral Deposit Account shall each be maintained in the manner set forth herein until termination of this Agreement, and the Intermediary shall not change the name or account number of either thereof without the prior written consent of the Collateral Agent.

          (b) This Agreement is the legal, valid and binding obligation of the Intermediary except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

          (c) The Intermediary has not entered into, and until the termination of this Agreement shall not enter into: (i) any agreement with any other Person relating to the Collateral Account and/or any property (including uninvested funds) credited thereto or carried therein pursuant to which it agrees to comply with entitlement orders of, or instructions directing distribution of uninvested funds from, such Person or (ii) any other agreement with VCP or any other Person purporting to limit or condition the obligation of the Intermediary to comply with entitlement orders and instructions directing distribution of uninvested funds originated by the Collateral Agent as set forth in Section 5.  The Intermediary shall not comply with any entitlement orders or instructions directing distribution of uninvested funds originated by any Person with respect to the property (including uninvested funds) carried in or credited to the Collateral Account other than the Collateral Agent or VCP in accordance with the terms of the Export Prepayment Agreement.

          SECTION 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent in the Collateral Account, the Intermediary confirms (without any obligation of independent inquiry or investigation) that it does not know of any Liens on, claim to or interest in the Collateral Account or in any financial asset credited thereto or uninvested funds on deposit therein, including adverse claims as defined in Article 8 of the UCC. If any Person other than the Collateral Agent asserts any Lien, claim or interest (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in respect of any financial asset credited thereto or uninvested funds on deposit therein, then the Intermediary shall promptly notify the Collateral Agent and VCP thereof.

          SECTION 9. Indemnification of the Intermediary. VCP hereby agrees to indemnify the Intermediary to the same extent it has agreed to indemnify the Collateral Agent as set forth in Section 6.3 of the Security Agreement.

          SECTION 10. Termination; Resignation. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and are not intended to be affected by the bankruptcy (or similar event) of VCP or the lapse of time. The obligations of the Intermediary hereunder shall continue in effect until the security interest of the Collateral Agent in the Collateral Account has been terminated pursuant to the Security Agreement and the Collateral Agent has notified the Intermediary of such termination in writing. The Intermediary may at any time resign by giving at least 30 days’ prior written notice of resignation to the Collateral Agent and VCP, and may at any time (with or without cause) be removed by the Collateral Agent by giving at least 30 days’ prior written notice to the Intermediary from the Collateral Agent, and such resignation or removal shall be effective upon the appointment by the Collateral Agent of a successor and the acceptance by the successor of such appointment.

          SECTION 11. Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by Applicable Law.

          SECTION 12. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to: (a) VCP or the Collateral Agent at its address for notices specified pursuant to Section 6.2 of the Security Agreement and shall be deemed to have been given at the times specified in such Section or (b) the Intermediary at:

LaSalle Bank National Association
Corporate Trust Administration
135 LaSalle Street, Suite 1960
Chicago, Illinois 60603

Attention: Wayne M. Evans CCTS
Facsimile: (312) 904-2236

          SECTION 13. Amendments, Etc. Subject to the Section 12.6 of the Export Prepayment Agreement, the terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each of the parties hereto and shall be binding upon each other Secured Party.

          SECTION 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that VCP may not assign or transfer any of its rights or obligations hereunder except as provided in Section 12.5 of the Export Prepayment Agreement.

          SECTION 15. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Secured Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

          SECTION 16. Survival. The obligations of VCP under Section 9 shall survive the termination of this Agreement.

          SECTION 17. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          SECTION 19. Governing Law; Submission to Jurisdiction. (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER THE FEDERAL LAW OF THE UNITED STATES OF AMERICA. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE SECURITIES INTERMEDIARY’S JURISDICTION (WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC) AND THE “BANK’S’” JURISDICTION (WITHIN THE MEANING OF SECTION 9-304(B)) WITH RESPECT TO THE COLLATERAL ACCOUNT IS THE STATE OF NEW YORK.

          (b)  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND VCP OVERSEAS HOLDING KFT. IRREVOCABLY CONSENTS TO THE APPOINTMENT OF THE PROCESS AGENT AS ITS AGENT TO RECEIVE SERVICE OF PROCESS (WITH RESPECT TO THIS AGREEMENT) IN NEW YORK, NEW YORK.

          SECTION 20. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

          SECTION 21. Voting Rights.  Until such time as the Intermediary receives instructions from the Collateral Agent, VCP shall direct the Intermediary with respect to the voting of any financial assets credited to the Collateral Account.

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          IN WITNESS WHEREOF, the parties hereto have caused this Collateral Account Control Agreement to be duly executed as of the day and year first above written.

VCP OVERSEAS HOLDING KFT.,

By:

Name:
Title:

By:

Name:
Title:

VCP OVERSEAS HOLDING LTD BUDAPEST, BAAR BRANCH,

By:

Name:
Title:

By:

Name:
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Signature Page to Collateral Account Control Agreement

LASALLE BANK NATIONAL ASSOCIATION, as the Collateral Agent

By:

Name:
Title:

By:

Name:
Title:

Signature Page to Collateral Account Control Agreement